UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): August 20, 2014

ADB INTERNATIONAL GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 000-54862

Delaware	22-2930106
(State of Incorporation)	(I.R.S. Employer Identification No.)

40 Wall Street, 28th Floor, New York, NY	10005
(Address of Principal Executive Offices)	(ZIP Code)

Registrant's Telephone Number, including area code: (972) 544 27777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2014, the Registrant's Board of Directors accepted the resignation of Yoseph Zekri as secretary and a director of the Registrant. Mr. Zekri resigned in order to pursue other business opportunities and had no disagreements with the Registrant's operations, policies or practices. Mr. Zekri's letter of resignation dated August 20, 2014, is attached hereto as Exhibit 17.

On August 21, 2014, the Registrant appointed Dr. Michael Sessler as a director, to fill the vacancy created by the departure of Mr. Zekri.

Dr. Michael Sessler, Director. Dr. Sessler is a medical doctor, having studied at Tel-Aviv University in Israel and at Rome University, at which he received his Medicine School Graduate (MD) Degree. Also at Rome University, he studied Clinical Project Management, under the guidance of Prof. Rita Levi Montalccini, winner of The Nobel Prize in Physiology in 1986.

At present, Dr. Sessler is actively engaged in the business of developing new real estate ventures in Europe and other business projects and activities in Israel. Since 1992, Dr. Sessler has held senior managerial positions at the Electra Consumer Products part of Elco Group, a leading Israeli holding company with over 6,800 employees, annual sales of $1.12 billion including public and private and companies engaged in infrastructure industries as well as the manufacture of consumer products and real estate. In 2000, Dr. Sessler became Senior Vice President of Elco Group, responsible in the establishment, integration and operation of new businesses in Israel, Europe, Australia, South America, China and the United States, with a special emphasis on Europe. Dr. Sessler has also served as either chairman or director of six companies in Spain and Italy in the past.

Gal Peleg, age 38, Chief Financial Officer. On August 21, 2014, the Registrant appointed Mr. Gal Peleg as Chief Financial Officer, replacing Ron Weissberg, the Registrant's Chairman and principal stockholder, who had served as interim CFO since December 27, 2013. Mr. Weissberg will continue to serve as Chairman of the Board of Directors.

Mr. Peleg is a Certified Public Accountant. From 2007 to the present, Mr. Peleg served as Chief Financial Officer of Medical Life-Wave, a medical device company that was listed on the Tel-Aviv Stock Exchange ("TASE"). He was responsible for quarterly, annual and other reports filed with TASE, compliance with regulatory protocol and the rules and regulations under the Israeli securities laws. From January 2006 through October 2007, Mr. Peleg served as controller of Tescom Software System Ltd, a TASE listed, software testing company with worldwide operations and offices in Israel, United States and Singaport. From 2004 to 2006, Mr. Peleg served as controller of Internet Gold, a majority stockholder of BCOM Ltd., an Israeli company listed on NASDAQ and TASE. From 2001 to 2004, Mr. Peleg worked at Ernst & Young as Senior, Bio-Tech/Medical Device Section, providing audit services in accordance with US GAAP and Israeli GAAP.

Item 9.01 Financial Statements and Exhibits

(b) The following documents are filed as exhibits to this current report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
17	Letter of Resignation of Yoseph Zekri, dated August 20, 2014, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
ADB International Group, Inc.

By:	/s/ Ohad Goren
Name:	Ohad Goren
Title:	Chief Executive Officer

Date: August 21, 2014